Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 33-73376, 333-04295, 333-41768, and 333-88914 on Form S-8 and Registration Statement Nos. 333-90395, 333-62830, 333-108947 and 333-161182 on Form S-3 of CBL & Associates Properties, Inc. of our report dated March 31, 2011 related to the financial statements of JG Gulf Coast Town Center, LLC appearing in this Amendment No. 2 to the Annual Report on Form 10-K/A of CBL & Associates Properties, Inc. for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 31, 2011